EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Digital Angel Corporation (the “Company”) for the quarter ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph J. Grillo, President and Chief Executive Officer of the Company, and I, Lorraine M. Breece, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph J. Grillo
Joseph J. Grillo
President and Chief Executive Officer
Dated: August 11, 2008

/s/ Lorraine M. Breece
Lorraine M. Breece
Senior Vice President and Chief Financial Officer
Dated: August 11, 2008
A signed original of this written statement required by Section 906 has been provided to Digital Angel Corporation and will be retained by Digital Angel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.